Exhibit 99.1

Intraware, Inc. Earnings Release

INTRAWARE ANNOUNCES THIRD QUARTER FISCAL YEAR 2006 FINANCIAL RESULTS

Company  Accelerates New Customer and Contract Value Growth

ORINDA, Calif. - January 5, 2006 – Intraware, Inc. (Nasdaq:ITRA), the leading provider of electronic software and license delivery and management solutions for enterprise technology companies, today reported third quarter fiscal year 2006 financial results.  Since the beginning of the third quarter of fiscal year 2006, the company has:

•      Signed SubscribeNet contracts with IBM and four other new customers, representing the highest new customer annual contract value in a fiscal quarter in more than three years;

•      Grown the number of accounts on the SubscribeNet service by 9% and the number of end users by 21%;

•      Executed a one-for-ten reverse stock split, followed by close to 100% stock price appreciation;

•      Completed a $6.0 million equity financing with Digital River at the equivalent of a 38% premium to the then-current market price of Intraware’s stock;

•      Sold its Sun software resale business to FusionStorm, and added FusionStorm as a SubscribeNet customer;

•      Added critical functionality to the SubscribeNet service;

•      Received its SAS 70 Type 2 certification that attests to the effectiveness of the company’s operational and system controls;

•      Completed the implementation of the SubscribeNet service for Ingram Micro and begun distributing software for a number of large software developers focused on the consumer market; and

•      Held a very successful user group conference.

Revenues for the third quarter of fiscal year 2006 were $2.5 million, compared to $3.1 million in total revenues for the immediately preceding quarter.  Revenues for the year-earlier quarter were $2.5 million.  Total Online services and technology revenues, which relate to the SubscribeNet® service, decreased from $2.5 million in the second quarter of fiscal year 2006 to $2.3 million in the third quarter.  Alliance and reimbursement revenues, which relate to the company’s recently-sold software resale business, decreased to $0.2 million in the third quarter of fiscal year 2006 from $0.6 million in the previous quarter. Alliance and reimbursement revenues have historically been lower in the third quarter than in other quarters due to seasonality.  Sales of Sun software, and therefore Alliance and reimbursement revenues, were also affected by Intraware’s sale of its Sun software business unit to FusionStorm, which was announced on November 3, 2005, and completed on January 3, 2006.

Gross profit margins in the third quarter of fiscal year 2006 were 49%, compared to 52% in the immediately preceding quarter and 54% in the year-earlier quarter.  This decrease in gross profit margins is attributable to the decrease in Alliance and reimbursement revenues, as described above.  Gross profit margins related to total Online services and technology revenues were 55% in the third quarter compared to 56% in the second quarter.  Total gross profit margins related to Alliance and reimbursement revenues decreased from 31% in the second quarter to -28% in the third quarter due to both the seasonality of Sun software sales and the sale of Intraware’s Sun software business to FusionStorm, as described above.

Net loss was $(0.8) million for the third quarter of fiscal year 2006, compared to a net loss of $(0.2) million in the immediately preceding quarter and a net loss of $(0.8) million in the year-earlier quarter.  Third quarter fiscal year 2006 net loss per share was $(0.13) compared to a net loss per share of $(0.03) in the second quarter and a net loss per share of $(0.13) in the year-earlier quarter.  All per share results have been adjusted to reflect the one-for-ten reverse stock split that took effect on September 27, 2005.

Operating Highlights

Since the beginning of the third quarter of fiscal year 2006, Intraware has signed SubscribeNet contracts with five new customers, including IBM for its Rational software division, FusionStorm, MSC.Software Corporation, and Endeca Technologies, Inc.; renewed, extended, or provided additional technology solutions to nine existing SubscribeNet customers including McKesson, and Critical Path, Inc.; and commenced fourteen professional services engagements with existing users of the SubscribeNet service including Hyperion Solutions Corporation, iRise, Inc., and Kenai Systems Development, Inc.

Intraware’s SubscribeNet customer base currently consists of 52 customers.  The total annual contract value of the SubscribeNet customer base is $9.2 million, which is an increase of $0.6 million from the second quarter of fiscal year 2006.  Intraware defines total annual contract value as, on any given date, the aggregate annual service fees paid or expected to be paid by Intraware’s customers for services the company has contracted to provide during the then-current annual periods of the customers’ respective contracts with the company.  To be included in total annual contract value, service fees must be either contractually required to be paid, or expected to be paid based on a minimum 12-month history of prior charges and payments that were not required by contractual minimums.  Total annual contract value includes amounts that have been recognized as revenue as well as amounts that may be recognized as revenue in the future.  Contract value is not necessarily indicative of current or future revenue in any given fiscal period.

During the third quarter of fiscal year 2006, Intraware’s technology teams continued to make important upgrades to the SubscribeNet service.  Software publishers can now monitor the service more easily and efficiently as a result of Intraware’s enhancement of the navigation and search capabilities available to administrators, along with a major upgrade of the company’s data warehouse.  The technology teams also developed a cell-phone friendly WAP interface and additional support for large file delivery, which positions SubscribeNet to service a broader array of end user types, including mobile phones.  The company continued to invest research and development effort into the improvement of SubscribeNet’s electronic licensing delivery (ELD) services, which has resulted in the expansion of the ELD service through integration with additional license key and configuration file generators.  Lastly, the technology teams upgraded the SubscribeNet service hardware and database software infrastructure to further improve scalability and operating performance.

“The third quarter was one of the most eventful and exciting quarters in Intraware’s history,” stated Peter Jackson, Chairman, Chief Executive Officer and President.  “I have said in the past that the two primary drivers behind Intraware’s growth are the addition of new customers and organic growth from existing customers.  Adding five new customers, including IBM, is a major accomplishment for us and one that will translate into improvement in our financials in the next fiscal year.”

Business Outlook

Intraware expects fourth quarter of fiscal year 2006 revenues to be $2.3 million to $2.6 million.  Net loss in the fourth quarter is expected to be $(0.4) million to $(0.7) million, a net loss per share of $(0.07) to $(0.12)

Intraware expects its Alliance and reimbursement revenues to be minimal in the fourth quarter of fiscal year 2006 due to the sale of its Sun software resale business to FusionStorm.  The company expects quarter-over-quarter growth in its core Online technology and services revenue to offset this expected decrease in Alliance and reimbursement revenues.  The expected fourth-quarter net loss includes a $250,000 gain associated with the sale of Intraware’s Software resale business, which was completed in the fourth quarter.

Conference Call and Web Cast Information

Management will host the quarterly conference call to discuss the second quarter results on January 5, 2006, beginning at 5:00 pm Eastern Time.  A live broadcast of the conference call may be heard by dialing 719-457-2679 and entering confirmation code 4176152, or via webcast at http://www.intraware.com/company/investors/conference_calls.html.  For those unable to participate in the live call, a replay will be available for three months starting at 8:00 pm Eastern Time on January 5, 2006, and can be accessed by dialing 719-457-0820 and entering confirmation code 4176152.

About Intraware, Inc.

Intraware, Inc. provides digital services that enable enterprise technology publishers to tie together licensing and software processes into a clean, simple customer experience. The Intraware SubscribeNet® service (patent pending) is a Web-based delivery and support solution that enables technology companies to deliver, track and manage the software, licenses and other digital content they distribute to their global customer bases. Intraware’s digital delivery and management solutions power business-to-business technology providers including Adobe, Business Objects, EMC, Hyperion Solutions, IBM, McKesson and RSA Security. Intraware is headquartered in Orinda, California and can be reached at 888-797-9773 or http://www.intraware.com.

Forward Looking Statements

The statements in this news release that the total annual contract value of the SubscribeNet customer base is currently $9.2 million; that the company believes its addition of five new customers will translate into improvement in its financials in the next fiscal year; that the company expects fourth quarter revenues to be $2.3 million to $2.6 million; that net loss in the fourth quarter is expected to be $(0.4) million to $(0.7) million; that net loss per share in the fourth quarter is expected to be $(0.07) to $(0.12); that the company expects quarter-over-quarter growth in its core Online technology and services revenue to offset its expected fourth-quarter decrease in Alliance and reimbursement revenues; and other statements in this release which are not historical facts, may be deemed to be forward-looking statements involving a number of risk factors and uncertainties. Factors that could cause actual results to differ materially from those anticipated in this news release include lower than expected Online services and technology revenues due to weaker than expected sales of Sun software by FusionStorm, on which FusionStorm’s SubscribeNet fees to Intraware are partly based; the concentration of a substantial portion of Intraware’s revenues in a small number of customers, which could make Intraware’s revenues and contract value vulnerable to unexpected decreases due to cancellations resulting from mergers, in-house development of alternate systems, or other factors; increases in spending on product development or acquisition, which are not offset by revenue increases; the company’s failure to achieve or maintain profitability in future quarters due to lower than expected revenues or higher than expected expenses; any reduction in corporate technology spending due to macroeconomic factors, geopolitical events or other factors; any failure by customers to pay service fees owed to Intraware under their respective contracts with the company; an inability by the company to reduce operating costs quickly enough to offset any unexpected weakness in sales; and the introduction or aggressive marketing of competitive services and products by other companies. Further information on potential factors that could affect Intraware’s financial results is included in Intraware’s Form 10-K for the 2005 fiscal year filed with the Securities and Exchange Commission (SEC) on April 22, 2005, Intraware’s Form 10-Q for the second quarter of the 2006 fiscal year filed with the SEC on October 5, 2005, and Forms 8-K filed by Intraware with the SEC since the filing of that Form 10-Q. Copies of these and other Intraware filings with the SEC are available from Intraware without charge or online at http://www.intraware.com.

© 2005 Intraware, Inc. Intraware is a registered trademark of Intraware, Inc. Any other company or product names mentioned herein are the trademarks of their respective owners.

INTRAWARE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the three months ended		For the nine months ended
	November 30, 2005	November 30, 2004	November 30, 2005	November 30, 2004

Revenues:
Online services and technology	$2,320	$2,032	$7,124	$5,627
Alliance and reimbursement	203	493	1,308	1,759
Related party online services and technology	—	4	4	542
Software product sales	—	—	—	42
Total revenues	2,523	2,529	8,436	7,970
Cost of revenues:
Online services and technology	1,038	820	3,215	2,086
Alliance and reimbursement	259	331	1,077	1,143
Software product sales	—	—	—	37
Total cost of revenues	1,297	1,151	4,292	3,266
Gross profit	1,226	1,378	4,144	4,704
Operating expenses:
Sales and marketing	712	756	1,989	2,330
Product development	303	383	888	1,195
General and administrative	1,040	1,107	2,886	2,798
Restructuring	41	(75)	41	(75)
Total operating expenses	2,096	2,171	5,804	6,248
Loss from operations	(870)	(793)	(1,660)	(1,544)
Interest expense	(12)	(24)	(47)	(79)
Interest and other income and expenses, net	78	50	192	92
Net loss	$(804)	$(767)	$(1,515)	(1,531)
Basic and diluted net loss per share	$(0.13)	$(0.13)	(0.25)	(0.26)
Weighted average shares - basic and diluted	6,076	6,036	6,062	6,003

INTRAWARE, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	November 30, 2005	February 28, 2005

ASSETS
Current assets:
Cash and cash equivalents	$13,426	$9,463
Accounts receivable, net	1,412	1,765
Costs of deferred revenue	404	404
Other current assets	362	321
Total current assets	15,604	11,953
Cost of deferred revenue, less current portion	88	70
Property and equipment, net	723	863
Other assets	116	80
Total assets	$16,531	$12,966

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK & STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$383	$823
Accounts payable	551	464
Accrued expenses	1,068	967
Deferred revenue	2,071	2,450
Related party deferred revenue	—	2
Total current liabilities	4,073	4,706
Deferred revenue, less current portion	217	164
Notes payable, less current position	185	342
Total liabilities	4,475	5,212
Contingencies
Redeemable convertible preferred stock; $0.0001 per value; 10,000 shares authorized:
Series A; 552 at November 30 and February 28, 2005 (aggregate liquidation preference of $1,000 at November 28, 2005)	897	897
Series B; 1 at November 30, 2005 (aggregate liquidation preference of $6,630 at November 30, 2005)	5,701	—
Total redeemable convertible preferred stock	6,598	897
Stockholders’ equity:
Common stock; $0,0001 per value; 250,000 shares authorized; 6,082 and 6,045 shares issued and outstanding at November 30 and February 28, 2005, respectively	1	1
Additional paid-in-capital	163,289	163,173
Accumulated deficit	(157,832)	(156,317)
Total stockholders’ equity	5,458	6,857
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$16,531	$12,966

INTRAWARE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except per share amounts)

	For the nine months ended
	November 30, 2005	November 30, 2004
Cash flows from operating activities:	$(1,515)	$(1,531)
Net loss
Adjustments in reconcile net loss to net cash used in operating activities:
Depreciation and amortization	455	441
Amortization of unearned compensation	—	—
Provision for doubtful accounts	4	13
Gain on sale of fixed assets		(2)
Amortization of discount on note payable	3	17
Changes in assets and liabilities:
Accounts receivable	350	(20)
Costs of deferred revenue	(17)	(150)
Other assets	(78)	(245)
Accounts payable	94	113
Accrued expenses	53	(102)
Deferred revenue	(328)	180
Related party deferred revenue	—	(642)
Net cash used in operating activities	(979)	(1,928)
Cash flows from investing activities:
Purchases of property and equipment	(323)	(354)
Proceeds from sale of fixed assets	—	2
Net cash used in investing activities	(323)	(352)
Cash flows from financing activities:
Principal payments on note payable	(776)	(789)
Proceeds from notes payable	176	308
Proceeds from issuance of stock and warrants	5,865	1,102
Net cash provided by financing activities	5,265	621
Net increase/(decrease) in cash and cash equivalents	3,963	(1,659)
Cash and cash equivalents at beginning of the period	9,463	11,804
Cash and cash equivalents at end of the period	$13,426	$10,145

For More Information Contact:

Roman Reznicek

Intraware, Inc.

925-253-4545

ir@intraware.com